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                                                                     Exhibit 5.2

                 [Letterhead of Stafford, Rosenthal Rieser & Hansen]

July 20, 1998

Madison Gas and Electric Company
133 South Blair Street
P.O. Box 1231
Madison, Wisconsin 53701-1231

Ladies and Gentlemen:

We refer to the proposed issuances and sales by you ("Company") of a presently indeterminate number of medium-term notes ("Notes") pursuant to the terms of an indenture from the Company to Bank One, N.A., as trustee ("Note Indenture"), and the registration of a presently indeterminate number of shares of Common Stock ("Common Stock") of the Company in underwritten public offerings, as contemplated in the Registration Statement on Form S-3 to be filed by the Company on or about the date hereof ("Registration Statement") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act").

We have examined such documents and satisfied ourselves as to such matters of procedure, law and fact as we deem relevant for the purposes of the opinions expressed herein, and based upon the foregoing, we advise you that, in our opinion, (a) the Company is a duly incorporated and validly existing corporation under the laws of the State of Wisconsin, and (b) when the following additional steps have been taken:

     1. The issuance, execution, delivery and sale of the Notes, and Common Stock and execution and delivery of the Note Indenture shall have been authorized by your Board of Directors;

     2. Such Note Indenture and any applicable Supplemental Indentures thereto shall have been qualified under the Trust Indenture Act of 1939, as amended ("39 Act");

     3. Your proposed Registration Statement being filed with the Commission under the Act, and any required amendments and post-effective amendments thereto, shall have become effective under the Act;

     4. The Public Service Commission of Wisconsin shall have issued its appropriate order or orders upon applications with respect to the Notes and Common Stock; and

     5. The Notes and Common Stock shall have been issued and sold in accordance with the authorizations of the Board of Directors of the Company, and the appropriate order or orders of the Public Service Commission of Wisconsin; then

     (i) the Notes will be legally issued and will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights, or by general principles of equity, and

     (ii) the Notes will be entitled to the benefits provided by the Note Indenture.

     (iii) Upon the issuance of authorized and unissued shares of Common Stock for consideration (but not less than the par value), such shares will, when certificates representing such shares shall have been duly executed, countersigned and registered, and duly delivered against the receipt by the Company of such consideration be legally issued, fully paid and non-assessable, except to the extent that such shares are assessable as provided in Section
180.0622 of the Wisconsin Business Corporation Law.

We are further of the opinion that no approval of any state or federal regulatory authority, other than the Public Service Commission of Wisconsin and the Commission under the Act and the 39 Act is required with respect to the proposed offering, issuance and sale of the Notes and Common Stock.

We do not find it necessary for the purposes of such opinions, and accordingly do not purport herein, to cover the application of state securities or "blue sky" laws relating to sales and securities.


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We consent that copies of this opinion letter may be filed with the Commission as an exhibit to the Registration Statement on Form S-3 with respect to the Securities, and to the references to my name under the captions "Legal Matters" in such Registration Statement.


Very truly yours,



/s/ Stafford, Rosenbaurm, Rieser & Hansen

STAFFORD, ROSENBAUM, RIESER & Hansen

DWS:csc


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